                                                                       Exhibit 5

                                 BRYAN CAVE LLP
  ST. LOUIS, MISSOURI                                          LONDON, ENGLAND
    WASHINGTON, D.C.      700 THIRTEENTH STREET, N. W.   FRANKFURT AM MAIN, GERMANY
   NEW YORK, NEW YORK                                       RIYADH, SAUDI ARABIA
 KANSAS CITY, MISSOURI    WASHINGTON, D. C. 20005-3960       KUWAIT CITY, KUWAIT
 OVERLAND PARK, KANSAS                                   DUBAI, UNITED ARAB EMIRATES
    PHOENIX, ARIZONA             (202) 508-6000                   HONG KONG
LOS ANGELES, CALIFORNIA                                  AFFILIATED OFFICE IN BEIJING
SANTA MONICA, CALIFORNIA    FACSIMILE: (202) 508-6200


                                December 20, 1996

Bowmar Instrument Corporation
5080 North 40th Street, Suite 475
Phoenix, AZ  85018

         Re:      Bowmar Instrument Corporation Registration Statement on
                  Form S-8

Gentlemen:

                  We have acted as counsel for Bowmar Instrument Corporation, an Indiana corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of 300,000 shares of the Company's common stock, without par value (stated value $.10 per share)(the "Common Stock") issuable pursuant to the Bowmar Instrument Corporation 1994 Flexible Stock Plan (the "Plan") or upon exercise of stock options granted under the Plan. Such shares of Common Stock issuable pursuant to the Plan are herein referred to as the "Shares."

                  As such counsel, we have examined and relied upon originals or copies, certified or otherwise, identified to our satisfaction, of such corporate records, agreements, documents and instruments, and certificates of officers and representatives of the Company, and have made such investigations of law, as we deemed necessary or appropriate in order to enable us to render the opinion expressed below.

                  Based upon the foregoing and in reliance thereon, we are of the opinion that the Shares have been duly and validly authorized for issuance and will be, when issued, delivered and paid for pursuant to the terms and conditions set forth in the Plan and in the options granted thereunder, validly issued, fully paid and non-assessable.

                  The opinion stated herein is as of the date hereof, and we assume no obligation to update or supplement this legal opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur. This legal opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly your

                                                    BRYAN CAVE LLP